Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Second Quarter 2022 Results

CANTON, Ohio – August 11, 2022 – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its second quarter fiscal 2022 results for the period ended June 30, 2022.

“This quarter represented an inflection point in the Company’s evolution as we operationalize and build upon the physical and virtual foundation that has been set over the past couple of years,” stated Michael Crawford, President and CEO. “We’ve made key plays across all business verticals and we continue to move the ball down the field. We have hosted multiple large events on campus during the second and third quarters, where we have been able to capitalize on the synergies across many of our assets. We welcomed thousands of guests during Enshrinement week with the kickoff to the NFL season, the Enshrinement ceremony, the Concert for Legends, and then ended the weekend with Dave Chappelle. The media vertical had an excellent showing with its pilot episode of Inspired and launching Football Heaven, a first-of-its kind-podcast, which highlights our access to incredible content and stories from the world of professional football. The gaming vertical launched the second season of Hall of Fantasy League (“HOFL”) and submitted necessary applications to the Ohio Casino Control Commission to obtain the necessary sports betting licenses. And while there is still more to come, the Company has transitioned into an operational destination offering multiple unique engagement opportunities for fans and consumers.”

Key Financial Highlights

●	Second quarter revenue was $2.7 million, an increase of 14% compared to the same period of the prior year, primarily driven by hotel revenue and event revenue related to events being held at the Hall of Fame Village powered by Johnson Controls.

●	Second quarter net loss attributable to shareholders was $9.2 million, compared to net income of $15.5 million in the prior year period. The change in fair value of the warrant liability was the primary driver in the variance between the two time periods.

●	Second quarter adjusted EBITDA was a loss of $6.1 million, compared to a loss of $5.6 million in the same period of the prior year, primarily resulting from increased expenses related to payroll, benefits and insurance costs. See page 3 for a reconciliation of net loss to EBITDA and adjusted EBITDA.

●	The Company finished its fiscal quarter with a cash balance, including restricted cash, of $17.8 million, compared to $12.8 million as of March 31, 2022. The increased cash balance was due to proceeds from construction related financing and cash from operating activities, partially offset by increased capital expenditures related to construction activities.

Second Quarter Business Highlights

●	Hosted several large multi-day events at Hall of Fame Village powered by Johnson Controls (“Hall of Fame Village”) including the USFL playoffs and championship game, plus the three-day Fatherhood Festival.

●	Secured two additional sources of funding that will be used to support construction of the Center for Performance. The Company closed a $4 million loan with Midwest Lender Fund, LLC. In addition, the City of Canton, in coordination with the Canton Regional Energy Special Improvement District, approved legislation that enabled the Company to move forward with $3.2 million in Property Assessed Clean Energy (“PACE”) financing.

●	Shared details surrounding the Play-Action Plaza, which will feature several attractions, including the only two rides of their kind in Stark County, Ohio.

●	The pilot episode for Inspired: Heroes of Change premiered across 100 channels of Gray Television’s local stations in early June.

●	Announced a collaboration with recreational facility The SportDome and its owners, the Kempthorn family, to transfer the operation of local sports leagues to the Center for Performance.

Subsequent To Quarter End Highlights

●	Secured additional funding including $33.4 million in PACE financing related to Tom Benson Hall of Fame Stadium.

●	Announced Hall of Fantasy League (“HOFL”) Season 2 with Pro Football Hall of Fame Running Back and Dallas Cowboys Legend Emmitt Smith as commissioner.

●	Announced 10-year partnership with Betr to become The Company’s official mobile sports-betting partner. The agreement also gives HOFV limited equity in Betr, revenue sharing, and incorporates opportunities for cross-marketing, branding, and engagement with consumers of both companies.

●	Announced the launch of Football Heaven, a first-of-its-kind video podcast produced in partnership with the Pro Football Hall of Fame. Football Heaven will explore some of the most fascinating stories and personalities in Pro Football history.

●	Signed multi-year sponsorship agreements with Molson Coors and Sugardale.

Conference Call

The Company will host a conference call and webcast Friday, August 12, 2022, beginning at 8:30 a.m. ET, to provide commentary on the business. Investors and all other interested parties can access the live webcast and replay at the Company’s website: ir.hofreco.com.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The presentation includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended June 30,
	2022	2021
Adjusted EBITDA Reconciliation
Net loss attributable to HOFRE stockholders	$(9,202,433)	$15,541,053
(Benefit from) provision for income taxes	-	-
Interest expense	921,392	1,004,419
Depreciation expense	3,527,581	2,972,130
Amortization of discount on notes payable	1,122,324	1,164,613
EBITDA	(3,631,136)	20,682,215
Change in fair value of warrant liability	(2,423,000)	(26,315,888)
Adjusted EBITDA	$(6,054,136)	$(5,633,673)

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